Exhibit 4.1

DOE (Title XVII)	OGLETHORPE POWER CORPORATION

NOTE PURCHASE AGREEMENT made as of March 22, 2019, by and among the FEDERAL FINANCING BANK (“FFB”), a body corporate and instrumentality of the United States of America, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) (the “Borrower”), a corporation duly organized and existing under the laws of the State of Georgia, and the SECRETARY OF ENERGY, acting through the Department of Energy (the “Secretary”).

WHEREAS, the Secretary is authorized, pursuant to the Guarantee Act (as hereinafter defined), to guarantee loans that meet the requirements of the Guarantee Act; and

WHEREAS, FFB is authorized, under section 6(a) of the FFB Act (as hereinafter defined), to make commitments to purchase, and to purchase on terms and conditions determined by FFB, any obligation that is issued, sold, or guaranteed by an agency of the United States of America; and

WHEREAS, pursuant to the FFB Act, FFB has entered into the Program Financing Agreement (as hereinafter defined) with the Secretary setting forth the commitment of FFB to enter into agreements to purchase notes issued by entities designated by the Secretary when those notes have been guaranteed by the Secretary, and the commitment of the Secretary to guarantee those notes; and

WHEREAS, pursuant to the Program Financing Agreement, the Secretary has delivered to FFB and the Borrower a Designation Notice (as hereinafter defined) designating the Borrower to be a “Borrower” for purposes of the Program Financing Agreement; and

WHEREAS, FFB is entering into this Note Purchase Agreement, as authorized by section 6(a) of the FFB Act and in fulfillment of its commitment under the Program Financing Agreement, setting out, among other things, FFB’s agreement to purchase, pursuant to the FFB Act, the Note (as hereinafter defined) to be issued by the Borrower, when the terms and conditions specified herein have been satisfied, as hereinafter provided.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FFB, the Secretary, and the Borrower agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1  Definitions.

As used in this Agreement, the following terms shall have the respective meanings specified in this section 1.1, unless the context clearly requires otherwise.

“Advance” shall mean an advance of funds made by FFB under the Note in accordance with the provisions of article 7 of this Agreement.

“Advance Identifier” shall mean, for each Advance, the particular sequence of letters and numbers constituting the Note Identifier plus the particular sequence of additional numbers assigned by FFB to the respective Advance in the interest rate confirmation notice relating to such Advance delivered by FFB in accordance with section 7.7 of this Agreement.

“Advance Request” shall mean a letter from a Borrower requesting an Advance under the Note, in the form of letter attached as Exhibit A to this Agreement.

“Advance Request Approval Notice” shall mean the written notice from the Department located at the end of an Advance Request advising FFB that such Advance Request has been approved on behalf of the Secretary.

“Borrower Instruments” shall have the meaning specified in section 3.2.1 of this Agreement.

“Borrower State” shall have the meaning specified in Schedule I to this Agreement.

“Business Day” shall mean any day on which FFB and the Federal Reserve Bank of New York are both open for business.

“Certificate Specifying Authorized Borrower Signatories” shall mean a certificate of the Borrower specifying the names and titles of those individuals who are authorized to execute and deliver from time to time Advance Requests on behalf of the Borrower, and containing the original signature of each of those individuals, substantially in the form of the Certificate Specifying Authorized Borrower Signatories attached as Exhibit B to this Agreement.

“Certificate Specifying Authorized Department Officials” shall mean a certificate specifying the names and titles of those officials of the Department who are authorized to execute and deliver Advance Request Approval Notices from time to time on behalf of the Secretary and setting out the original signature of each of those authorized officials, and specifying the name and title of those officials of the Department who are authorized to confirm telephonically the authenticity of the Advance Request Approval Notices from time to time on behalf of the Secretary and setting out the telephone number of each of those authorized officials, in the form of the Certificate Specifying Authorized Department Officials attached as Annex 1 to the Program Financing Agreement.

“Department” shall mean the Department of Energy.

“Designation Notice” shall mean, generally, a notice from the Secretary to FFB and the particular entity identified therein as the respective “Borrower,” designating that entity to be a “Borrower” for purposes of the Program Financing Agreement, in the form of notice that is attached as Annex 2 to the Program Financing Agreement; and “the Designation Notice” shall mean the particular Designation Notice delivered by the Secretary to FFB and the Borrower designating the Borrower to be a “Borrower” for purposes of the Program Financing Agreement.

“FFB Act” shall mean the Federal Financing Bank Act of 1973 (Pub. L. No. 93-224, 87 Stat. 937, codified at 12 U.S.C. § 2281 et seq.), as amended.

“Governmental Approval” shall mean any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority having jurisdiction over the Borrower or any of its properties.

“Governmental Authority” shall mean any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” shall mean any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over the Borrower or any of its properties.

“Governmental Registration” shall mean any registration, filing, declaration, or notice, or any other action of a similar nature, with or to a Governmental Authority having jurisdiction over the Borrower or any of its properties.

“Governmental Rule” shall mean any statute, law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over the Borrower or any of its properties.

“Guarantee Act” shall mean Title XVII of the Energy Policy Act of 2005 (Pub. L. No. 109-58, 119 Stat. 594, 1117, codified at 42 U.S.C. § 16511 et seq.), as amended.

“Holder” shall mean, with respect to the Note, FFB, for so long as it shall be the holder of such Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of such Note.

“Loan Commitment Amount” shall have the meaning specified in Schedule I to this Agreement.

“Loan Guarantee Agreement” shall have the meaning specified in Schedule I to this Agreement.

“Loan Servicer” shall mean the Department, acting through the Loan Programs Office.

“Material Adverse Effect on the Borrower” shall mean any material adverse effect on the financial condition, operations, business or prospects of the Borrower or the ability of the Borrower to perform its obligations under this Agreement or any of the other Borrower Instruments.

“Note” shall mean a future advance promissory note payable to FFB, in the form of note that is attached as Exhibit C to this Agreement, as such Note may be amended, supplemented, and restated from time to time in accordance with its terms.

“Note Identifier” shall mean, with respect to the Note, the particular sequence of letters and numbers assigned by FFB to the Note in the Principal Instruments acceptance notice relating to the Note delivered by FFB in accordance with section 5.1 of this Agreement.

“Opinion of Borrower’s Counsel re: Borrower Instruments” shall mean an opinion of counsel from counsel to the Borrower, substantially in the form of opinion that is attached as Exhibit D to this Agreement.

“Opinion of Secretary’s Counsel re: Secretary’s Guarantees” shall mean an opinion of counsel from counsel to the Secretary, substantially in the form of opinion that is attached as Exhibit E to this Agreement.

“Other Debt Obligation” shall mean any note or any other evidence of an obligation for borrowed money of a similar nature, made or issued by the Borrower (other than the Note purchased by FFB under this Agreement), or any mortgage, indenture, deed of trust or loan agreement with respect thereto to which the Borrower is a party or by which the Borrower or any of its properties is bound (other than this Agreement).

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trust company, unincorporated organization or Governmental Authority.

“Principal Instruments” shall have the meaning specified in section 4.2 of this Agreement.

“Program Financing Commitment Amount” shall have the meaning specified in section 1.1 of the Program Financing Agreement.

“Program Financing Agreement” shall mean the Program Financing Agreement dated as of September 2, 2009, between FFB and the Secretary, as such agreement may be amended, supplemented, and restated from time to time in accordance with its terms.

“Project State” shall have the meaning specified in Schedule I to this Agreement.

“Requested Advance Amount” shall have the meaning specified in section 7.3.1(a)(2) of this Agreement.

“Requested Advance Date” shall have the meaning specified in section 7.3.1(a)(3) of this Agreement.

“Secretary’s Certificate” shall mean a certificate relating to the Secretary’s Guarantee and other matters, in the form of certificate that is attached as Exhibit F to this Agreement.

“Secretary’s Guarantee” shall mean a guarantee issued by the Secretary relating to the Note, in the form of guarantee that is attached as Exhibit G to this Agreement.

“Secretary’s Instruments” shall have the meaning specified in section 3.3.1 this Agreement.

“Security Instruments” shall have the meaning specified in Schedule I to this Agreement.

“this Agreement” shall mean this Note Purchase Agreement between FFB, the Secretary, and the Borrower.

“Uncontrollable Cause” shall mean an unforeseeable cause beyond the control and without the fault of FFB, being:  act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, disruption or failure of the Treasury Financial Communications System, closure of the Federal Government, or an unforeseen or unscheduled closure or evacuation of the FFB offices.

Section 1.2  Rules of Interpretation.

Unless the context shall otherwise indicate, the terms defined in section 1.1 of this Agreement shall include the plural as well as the singular and the singular as well as the plural.  The words “herein,” “hereof,” and “hereto,” and words of similar import, refer to this Agreement as a whole.  All references to “the Secretary” herein shall mean the Secretary in his or her official, and not individual, capacity, and shall include designates thereof that may be duly authorized from time to time.

ARTICLE 2

FFB COMMITMENT TO PURCHASE THE NOTE

Subject to the terms and conditions of this Agreement, FFB agrees to purchase the Note that is offered by the Borrower to FFB for purchase under this Agreement.

ARTICLE 3

COMMITMENT CONDITIONS

FFB shall be under no obligation to purchase the Note under this Agreement, and the Secretary shall be under no obligation to issue the Secretary’s Guarantee guaranteeing such Note, unless and until each of the conditions specified in this article 3 has been satisfied.

Section 3.1  Commitment Amount Limits.

3.1.1  Loan Commitment Amount.  The aggregate maximum principal amount of the Note that is offered for purchase shall not exceed the Loan Commitment Amount.

3.1.2  Program Financing Commitment Amount.  At the time that the Note is offered to FFB for purchase under this Agreement, the aggregate maximum principal amount of the Note, when added to the aggregate maximum principal amount of all other notes that have been issued by entities that have been designated by the Secretary in Designation Notices to be “Borrowers” for purposes of the Program Financing Agreement and which notes have been guaranteed by the Secretary pursuant to the Guarantee Act, shall not exceed the Program Financing Commitment Amount.

Section 3.2  Borrower Instruments.

3.2.1  Borrower Instruments.  FFB shall have received the following instruments (such instruments being, collectively, the “Borrower Instruments”):

(a) an original counterpart of this Agreement, duly executed by the Borrower; and

(b) the original Note, with all of the blanks on page 1 of the Note filled in with information consistent with the information set out in the respective Designation Notice, and duly executed by the Borrower.

3.2.2  Opinion of Borrower’s Counsel re: Borrower Instruments.  FFB shall have received an Opinion of Borrower’s Counsel re: Borrower Instruments.

3.2.3  Certificate Specifying Authorized Borrower Signatories.  FFB shall have received a completed and signed Certificate Specifying Authorized Borrower Signatories.

Section 3.3  Secretary’s Instruments.

3.3.1  Secretary’s Instruments.  FFB shall have received the following instruments (such instruments being, collectively, the “Secretary’s Instruments”):

(a) an original counterpart of this Agreement, duly executed by or on behalf of the Secretary;

(b) the original Secretary’s Guarantee, duly executed by or on behalf of the Secretary; and

(c) an original Secretary’s Certificate relating to the Secretary’s Guarantee and other matters, duly executed by or on behalf of the Secretary.

3.3.2  Opinion of Secretary’s Counsel re: Secretary’s Guarantees.  FFB shall have received an Opinion of Secretary’s Counsel re: Secretary’s Guarantee.

Section 3.4  Conditions Specified in Other Agreements.

Each of the conditions specified in the Program Financing Agreement as being conditions to purchasing the Note shall have been satisfied, or waived by FFB or the Secretary, as the case may be.

ARTICLE 4

OFFER OF THE NOTE FOR PURCHASE

The Note that is to be offered to FFB for purchase under this Agreement shall be offered in accordance with the procedures described in this article 4.

Section 4.1  Delivery of Borrower Instruments to the Secretary.

The Borrower shall deliver to the Secretary, for redelivery to FFB, the following:

(a)  all of the Borrower Instruments, each duly executed by the Borrower;

(b)  an Opinion of Borrower’s Counsel re: Borrower Instruments; and

(c)  a completed and signed Certificate Specifying Authorized Borrower Signatories.

Section 4.2  Delivery of Principal Instruments by the Secretary to FFB.

The Secretary shall deliver to FFB all of the following instruments (collectively being the “Principal Instruments”:

(a)  all of the instruments described in section 4.1;

(b)  all of the Secretary’s Instruments, each duly executed by the Secretary; and

(c)  an Opinion of Secretary’s Counsel re: Secretary’s Guarantee.

ARTICLE 5

PURCHASE OF THE NOTE BY FFB

Section 5.1  Acceptance or Rejection of Principal Instruments.

Within 5 Business Days after delivery to FFB of the Principal Instruments relating to the Note that is offered for purchase under this Agreement, FFB shall deliver by facsimile transmission (fax) to the Department one of the following:

(a)  an acceptance notice, which notice shall:

(1) state that the Principal Instruments meet the terms and conditions detailed in article 3 of this Agreement, or are otherwise acceptable to FFB; and

(2) assign a Note Identifier to the Note for use by the Borrower and the Department in all communications to FFB making reference to the Note; or

(b)  a rejection notice, which notice shall state that one or more of the Principal Instruments does not meet the terms and conditions of this Agreement and specify how such instrument or instruments does not meet the terms and conditions of this Agreement.

Section 5.2  Purchase.

FFB shall not be deemed to have accepted the Note offered for purchase under this Agreement until such time as FFB shall have delivered an acceptance notice accepting the Principal Instruments relating to the Note; provided, however, that in the event that FFB shall make an Advance under the Note, then FFB shall be deemed to have accepted the Note offered for purchase.

ARTICLE 6

CUSTODY OF NOTE; LOSS OF NOTE, ETC.

Section 6.1  Custody.

FFB shall have custody of the Note purchased under this Agreement until all amounts owed under the Note have been paid in full.

Section 6.2  Lost, Stolen, Destroyed, or Mutilated Note.

In the event that the Note purchased under this Agreement shall become lost, stolen, destroyed, or mutilated, the Borrower shall, upon a written request made by FFB to the Borrower, with a copy to the Secretary, execute and deliver to FFB, in replacement thereof, a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed, or mutilated Note or, if no interest has been paid thereon, dated the same date as such lost, stolen, destroyed, or mutilated Note.  Upon delivery of such replacement Note to FFB, the Borrower shall be released and discharged from any further liability on account of the lost, stolen, or destroyed Note.  If the Note being replaced has been mutilated, such mutilated Note shall be surrendered to the Borrower for cancellation.  The Secretary shall deliver to FFB a confirmation that the Secretary’s Guarantee related to the lost, stolen, destroyed, or mutilated Note remains in full force and effect with respect to the replacement Note.

ARTICLE 7

ADVANCES

Section 7.1  Commitment.

Subject to the terms and conditions of this Agreement, FFB agrees to make Advances under the Note for the account of the Borrower.

Section 7.2  Treasury Policies Applicable to Advances.

Each of the Borrower and the Secretary understands and consents to the following Treasury financial management policies generally applicable to all advances of funds:

(a) each Advance will be requested by the Borrower, and each Advance Request will be approved by the Secretary, only at such time and in such amount as shall be necessary to meet the immediate payment or disbursing need of the Borrower;

(b) except for Advances to reimburse the Borrower for expenditures that it has made from its own working capital, generally each Advance will be requested to be disbursed directly to the Person(s) to whom the Borrower is obligated to make payments;

(c) Advances for investment purposes will not be requested by the Borrower or approved by the Secretary; and

(d) all interest earned on any lawful and permitted investment of Advances in excess of the interest accrued on such Advances will be remitted to FFB.

Section 7.3  Conditions to Making Advances.

FFB shall be under no obligation to make any Advance under the Note unless and until each of the conditions specified in this section 7.3 is satisfied.

7.3.1  Advance Requests.  For each Advance under the Note, the Borrower shall have delivered to the Secretary, for review and approval before being forwarded to FFB, an Advance Request, which Advance Request:

(a) shall specify, among other things:

(1) the particular “Note Identifier” that FFB assigned to the Note (as provided in section 5.1 of this Agreement;

(2) the particular amount of funds that the Borrower requests to be advanced (such amount being the “Requested Advance Amount” for the respective Advance);

(3) the particular calendar date that the Borrower requests to be the date on which the respective Advance is to be made (such date being the “Requested Advance Date” for such Advance), which date:

(A) must be a Business Day; and

(B) shall not be earlier than the third Business Day to occur after the date on which FFB shall have received the respective Advance Request;

(4) the particular bank account or accounts to which the Borrower requests that the respective Advance be made;

(5) the Maturity Date; and

(b) shall have been duly executed by an individual whose name and signature appear on the Certificate Specifying Authorized Borrower Signatories delivered by the Borrower to FFB pursuant to section 4.1(c) or section 11.4 of this Agreement; and

(c) shall have been received by FFB not later than the specified number of Business Days in section 7.4(b) hereof before the Requested Advance Date specified in such Advance Request.

7.3.2  Advance Request Approval Notice.  For each Advance, the Secretary shall have delivered to FFB the Borrower’s executed Advance Request, together with the Department’s executed Advance Request Approval Notice, which Advance Request Approval Notice:

(a) shall have been duly executed on behalf of the Secretary by an official of the Department whose name and signature appear on the Certificate Specifying Authorized Department Officials delivered to FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement; and

(b) shall have been received by FFB not later than the third Business Day before the Requested Advance Date specified in such Advance Request.

7.3.3  Telephonic Confirmation of Authenticity of Advance Request Approval Notices.  For each Advance, FFB shall have obtained telephonic confirmation of the authenticity of the related Advance Request Approval Notice from an official of the Department:

(a) whose name, title, and telephone number appear on the Certificate Specifying Authorized Department Officials that has been delivered by the Secretary to

FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement; and

(b) who is not the same official of the Department who executed the Advance Request Approval Notice on behalf of the Secretary.

7.3.4  Note Maximum Principal Amount Limit.  At the time of making any Advance under the Note, the amount of such Advance, when added to the aggregate amount of all Advances previously made under such Note, shall not exceed the “Maximum Principal Amount” of the Note, as that term is defined in the Note.

7.3.5  Conditions Specified in Other Agreements.  Each of the conditions specified in the Program Financing Agreement as being conditions to making Advances under the Note, shall have been satisfied, or waived by FFB or the Secretary, as the case may be.

7.3.6  No Prohibition Against Funding by FFB.  At the time of making any Advance under the Note, there shall be no Governmental Rule or Governmental Judgement that prohibits FFB from distributing funds provided for in such Advance.

7.3.7.  Notification of Stop Notices.  Promptly upon the Borrower obtaining knowledge of any action taken against FFB by any contractor, subcontractor, material supplier, or laborer working on any construction project financed in whole or in part with any Advance or Advances made under the Note, including, without limitation, any mechanics lien, bonded stop notice, or similar contractor mechanism under applicable law (a “Stop Notice”), the Borrower shall (1) provide notice thereof to FFB and the Secretary and (2) certify that it has used or is using commercially reasonable efforts to fully resolve, have the FFB dismissed from, or obtain a bond for the release of any Stop Notice.

Section 7.4  Amount and Timing of Advances.

FFB shall make each Advance in the Requested Advance Amount specified in the respective Advance Request and on the Requested Advance Date specified in the respective Advance Request, subject to satisfaction of the conditions specified in section 7.3 of this Agreement and subject to the following additional limitations:

(a)         in the event that the Requested Advance Date specified in the respective Advance Request is not a Business Day, FFB shall make the respective Advance on the first day thereafter that is a Business Day;

(b)         in the event that FFB receives the respective Advance Request and the related Advance Request Approval Notice later than:

(i)                       the third Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is less than $500,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the third Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(ii)                    the fifth Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is equal to or greater than $500,000,000 but less than $2,000,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the fifth Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(iii)                 the tenth Business Day before the Requested Advance Date specified in such Advance Request if the Requested Advance Amount specified in the respective Advance Request is equal to or greater than $2,000,000,000, FFB shall make the respective Advance as soon as practicable thereafter, but in any event not later than the tenth Business Day after FFB receives such Advance Request, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date;

(c)          in the event that an Uncontrollable Cause prevents FFB from making the respective Advance on the Requested Advance Date specified in the respective Advance Request, FFB shall make such Advance as soon as such Uncontrollable Cause ceases to prevent FFB from making such Advance, unless the Borrower delivers to FFB and the Secretary a written cancellation of such Advance Request or a replacement Advance Request specifying a later Requested Advance Date; and

(d)         in the event that FFB receives, not later than 3:30 p.m. (Washington, DC, time) on the Business Day immediately before the Requested Advance Date specified in an Advance Request, a written notice delivered by facsimile transmission of withdrawal or cancellation of the Advance Request Approval Notice, and telephonic confirmation of the withdrawal or cancellation, from an official of the Department whose name, title, and telephone number appear on the Certificate Specifying Authorized Department Officials that has been delivered by the Secretary to FFB pursuant to section 3.1.3 or section 6.1 of the Program Financing Agreement, FFB shall not make the respective Advance.

Section 7.5  Type of Funds and Means of Advance.

Each Advance shall be made in immediately available funds by electronic funds transfer to such bank account(s) as shall have been specified in the respective Advance Request.

Section 7.6  Interest Rate Applicable to Advances.

The rate of interest applicable to each Advance made under the Note shall be established as provided in paragraph 6 of the Note.

Section 7.7  Interest Rate Confirmation Notices.

After making each Advance, FFB shall deliver, by facsimile transmission, to the Borrower and the Secretary written confirmation of the making of the respective Advance, which confirmation shall:

(a) state the date on which such Advance was made;

(b) state the interest rate applicable to such Advance; and

(c) assign an Advance Identifier to such Advance for use by the Borrower and the Secretary in all communications to FFB making reference to such Advance.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES BY THE BORROWER

The Borrower makes the representations and warranties provided in this article 8 to FFB.

Section 8.1  Organization.

The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Borrower State and is qualified to do business in the Project State.

Section 8.2  Authority.

The Borrower has all requisite corporate power and authority to carry on its business as presently conducted, to execute and deliver this Agreement and each of the other Borrower Instruments, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.

Section 8.3  Due Authorization.

The execution and delivery by the Borrower of this Agreement and each of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby and thereby, and the performance by the Borrower of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action.

Section 8.4  Due Execution.

This Agreement has been, and each of the other Borrower Instruments will have been at the respective time of delivery of each thereof, duly executed and delivered by individuals who are duly authorized to execute and deliver such documents on behalf of the Borrower.

Section 8.5  Validity and Enforceability.

This Agreement constitutes, and each of the other Borrower Instruments will constitute at the respective time of delivery of each thereof, the legal, valid, and binding agreement of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 8.6  No Governmental Actions Required.

No Governmental Approvals or Governmental Registrations are now, or under existing Governmental Rules will in the future be, required to be obtained or made, as the case may be, by the Borrower to authorize the execution and delivery by the Borrower of this Agreement or any of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby or thereby, or the performance by the Borrower of its obligations hereunder or thereunder.

Section 8.7  No Conflicts or Violations.

The execution and delivery by the Borrower of this Agreement or any of the other Borrower Instruments, the consummation by the Borrower of the transactions contemplated hereby or thereby, and the performance by the Borrower of its obligations hereunder or thereunder do not and will not conflict with or violate, result in a breach of, or constitute a default under (a) any term or provision of the charter documents or bylaws of the Borrower; (b) any of the covenants, conditions or agreements contained in any Other Debt Obligation of the Borrower; (c) any Governmental Approval or Governmental Registration obtained or made, as the case may be, by the Borrower; or (d) any Governmental Judgment or Governmental Rule currently applicable to the Borrower.

Section 8.8  All Necessary Governmental Actions.

The Borrower has not failed to obtain any material Governmental Approval or make any material Governmental Registration required or necessary to carry on the business of the Borrower as presently conducted, and the Borrower reasonably believes that it will not be prevented by any Governmental Authority having jurisdiction over the Borrower from so carrying on its business as presently conducted.

Section 8.9  No Material Litigation.

(a)         There are no lawsuits or judicial or administrative actions, proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower which, in the reasonable opinion of the Borrower, is likely to have a Material Adverse Effect on the Borrower.

(b)         Except as disclosed in writing to FFB and the Secretary in Schedule II to this Agreement, there is no litigation or other proceeding pending, or threatened in writing, against the Borrower in any court or before any Governmental Authority which challenges the validity as to the Borrower or the enforceability against the Borrower of any of the Borrower’s Instruments, or seeks to enjoin the performance by the Borrower of, the Borrower’s Instruments.

ARTICLE 9

BILLING BY FFB

Section 9.1  Billing Statements to the Borrower, the Department, and the Loan Servicer.

FFB shall prepare a billing statement for the amounts owed to FFB on each Advance that is made under the Note purchased under this Agreement, and shall deliver each such billing statement to the Borrower, the Department, and the Loan Servicer.

Section 9.2  Failure to Deliver or Receive Billing Statements No Release.

Failure on the part of FFB to deliver any billing statement or failure on the part of the Borrower to receive any billing statement shall not, however, relieve the Borrower of any of its payment obligations under the Note or this Agreement.

Section 9.3  FFB Billing Determinations Conclusive.

9.3.1  Acknowledgment and Consent.  The Borrower acknowledges that FFB has described to it:

(a) the rounding methodology employed by FFB in calculating the amount of accrued interest owed at any time on the Note; and

(b) the methodology employed by FFB in calculating the payment schedule for the installments of principal due and payable on the Note;

and the Borrower consents to these methodologies.

9.3.2  Agreement.  The Borrower agrees that any and all determinations made by FFB shall be conclusive and binding upon the Borrower with respect to:

(a) the amount of accrued interest owed on the Note determined using this rounding methodology; and

(b) the amount of any scheduled installment payment of principal due and payable on the Note determined using this methodology.

ARTICLE 10

PAYMENTS TO FFB

Each amount that becomes due and owing on the Note purchased under this Agreement shall be paid when and as due, as provided in the Note.

ARTICLE 11

RIGHTS AND AGREEMENTS OF THE SECRETARY AND FFB

Section 11.1  Rights and Agreements related to Enforcement.

11.1.1  Secretary’s Authority.  In consideration of the Secretary’s Guarantee relating to the Note that has been purchased by FFB under this Agreement, the Secretary shall have the sole authority (vis-à-vis FFB), in the case of a default by the Borrower under the Note or the occurrence of an Event of Default under the Security Instruments, in respect of acceleration of such Note, the exercise of other available remedies, and the disposition of sums or property recovered.

11.1.2  Acknowledgment of Security Interest.  FFB acknowledges that the Borrower has, through the execution of the Security Instruments, pledged and granted a security interest to the “Trustee,” for the benefit of the “Secured Parties” (as those terms are defined in the Loan Guarantee Agreement) and FFB in certain property of the Borrower to secure the payment and performance of, inter alia, certain obligations owed to FFB under the Note.

11.1.3  FFB Cooperation.  FFB shall cooperate with the Secretary to enable the Secretary to exercise and enforce the Secretary’s rights and remedies under this Agreement, the Program Financing Agreement, the Note, and the Security Instruments, including, when reasonably requested by the Secretary, executing and delivering to the Secretary instruments, agreements, and other documents prepared by or for the Department for FFB’s execution.

Section 11.2  Secretary’s Right to Purchase Advances or the Note.

Notwithstanding the provisions of the Note, the Borrower acknowledges that, under the terms of the Program Financing Agreement, the Secretary may purchase from FFB all or any portion of any Advance that has been made under the Note, or may purchase from FFB the Note in its entirety, in the same manner, at the same price, and subject to the same limitations as shall be applicable, under the terms of the Note, to a prepayment by the Borrower of all or any portion of any Advance made under the Note, or a prepayment by the Borrower of the Note in its entirety, as the case may be.

Section 11.3  Secretary’s Confirmation Relating to the Secretary’s Guarantee.

The Secretary confirms to FFB that the obligation of the United States of America to pay amounts due and payable under the Secretary’s Guarantee when such amounts become due and payable in accordance with its terms, constitutes the absolute obligation of the United States of America, against which no offset may be made by the United States of America in discharge of its obligation to make these payments and for which, in accordance with section 1702(j) of the Guarantee Act, the full faith and credit of the United States of America are pledged, provided, however, that the United States will be entitled to offset payments under the Secretary’s Guarantee against any financial asset or obligation of any Holder of the Secretary’s Guarantee other than FFB.

Section 11.4  Delivery of Replacement Certificates Specifying Authorized Borrower Signatories.

The Borrower may, at any time and from time to time, deliver to FFB a revised Certificate Specifying Authorized Borrower Signatories, updated and completed as appropriate, in replacement of the original such certificate delivered pursuant to section 4.1(c) of this Agreement.

Section 11.5    Secretary’s Notice Obligation For Stop Notices.

If the Secretary shall receive any notice of any Stop Notice against the Borrower, FFB or the Department, which action has not been dismissed against each such applicable party, or has not been bonded in full compliance with, and in satisfaction of all requirements of, applicable law, and in accordance with the terms of the Loan Guarantee Agreement, the Secretary shall provide FFB with notice of such Stop Notice.

ARTICLE 12

EFFECTIVE DATE, TERM, SURVIVAL

Section 12.1  Effective Date.

This Agreement shall be effective as of the date first above written.

Section 12.2  Term of Commitment to Make Advances.

The obligation of FFB under this Agreement to make Advances under the Note issued by the Borrower shall expire on the “Last Day for an Advance” specified in the Note.

Section 12.3  Survival.

12.3.1  Representations, Warranties, and Certifications.  All representations, warranties, and certifications made  by the Borrower in this Agreement, or in any agreement, instrument, or certificate delivered pursuant hereto, shall survive the execution and delivery of this Agreement, the purchasing of the Note hereunder, and the making of Advances thereunder.

12.3.2  Remainder of Agreement.  Notwithstanding the occurrence and passage of the Last Day for an Advance, the remainder of this Agreement shall remain in full force and effect until all amounts owed under this Agreement and the Note purchased by FFB under this Agreement have been paid in full.

ARTICLE 13

MISCELLANEOUS

Section 13.1  Notices.

13.1.1  Addresses of the Parties. All notices and other communications hereunder and under the Note to be made to any party shall be in writing and shall be addressed as follows:

To FFB:

Federal Financing Bank
Main Treasury Building
1500 Pennsylvania Avenue, NW
Washington, DC 20220

Attention: Chief Financial Officer

Telephone No.	(202) 622-2470
Facsimile No.	(202) 622-0707

To the Borrower:

Oglethorpe Power Corporation
(An Electric Membership Corporation)
2100 East Exchange Place
Tucker, Georgia 30084-5336

Attention: Chief Financial Officer

Telephone No.	(770) 270-7168
Facsimile No.	(770) 270-7977

To the Secretary (or the Department):

United States Department of Energy
Loan Programs Office
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: Director, Portfolio Management

Telephone No.	(202) 287-6738
Facsimile No.	(202) 287-5816
Email Address	lpo.portfolio@hq.doe.gov

To the Loan Servicer:

United States Department of Energy
Loan Programs Office
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: Director, Portfolio Management

Telephone No.	(202) 287-6738
Facsimile No.	(202) 287-5816
Email Address	lpo.portfolio@hq.doe.gov

The address, telephone number, or facsimile number for any party or the Loan Servicer may be changed at any time and from time to time upon written notice given by such changing party to each other party hereto.

13.1.2  Permitted Means of Delivery.  Advance Requests, notices, and other communications to FFB under this Agreement may be delivered by facsimile (fax) transmission of the executed instrument.

13.1.3  Effective Date of Delivery.  A properly addressed notice or other communication shall be deemed to have been “delivered” for purposes of this Agreement:

(a) if made by personal delivery, on the date of such personal delivery;

(b) if mailed by first class mail, registered or certified mail, express mail, or by any commercial overnight courier service, on the date that such mailing is received;

(c) if sent by facsimile (fax) transmission:

(1) if the transmission is received and receipt confirmed before 4:00 p.m. (Washington, DC, time) on any Business Day, on the date of such transmission; and

(2) if the transmission is received and receipt confirmed after 4:00 p.m. (Washington, DC, time) on any Business Day or any day that is not a Business Day, on the next Business Day.

13.1.4  Notices to FFB to Contain FFB Identification References.  All notices to FFB making any reference either to the Note purchased under this Agreement or to any Advance made under the Note shall identify the Note or such Advance by the Note Identifier or the Advance Identifier, as the case may be, assigned by FFB to the Note or the Advance.

Section 13.2  Amendments.

No provision of this Agreement may be amended, modified, supplemented, waived, discharged, or terminated orally but only by an instrument in writing duly executed by each of the parties hereto.

Section 13.3  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of FFB, the Borrower, and the Secretary, and each of their respective successors and assigns.

Section 13.4  Sale or Assignment of Note.

13.4.1  Sale or Assignment Permitted.  Subject to the requirements of 10 C.F.R. § 609.10(g)(1) and Office of Management and Budget Circular A-129 revised (November 2000), FFB may sell, assign, or otherwise transfer all or any part of the Note or any participation share thereof.

13.4.2  Notice of Sale, Etc.  FFB will deliver to the Borrower, the Department, and the Loan Servicer written notice of any sale, assignment, or other transfer of the Note promptly after any such sale, assignment, or other transfer.

13.4.3  Manner of Payment after Sale.  Any sale, assignment, or other transfer of all or any part of the Note may provide that, following such sale, assignment, or other transfer, payments on such Note shall be made in the manner specified by the respective purchaser, assignee, or transferee, as the case may be.

13.4.4  Replacement Note.  The Borrower agrees:

(a) to issue a replacement Note with the same aggregate principal amount, interest rate, maturity, and other terms as the Note sold, assigned, or transferred pursuant to subsection 13.4.1 of this Agreement; provided, however, that, when requested by the respective purchaser, assignee, or transferee, such replacement Note shall provide that payments thereunder shall be made in the manner specified by such purchaser, assignee, or transferee; and

(b) to effect the change in ownership on its records and on the face of each such replacement Note issued, upon receipt of the Note so sold, assigned, or transferred.

Section 13.5  Forbearance Not a Waiver.

Any forbearance on the part of FFB from enforcing any term or condition of this Agreement shall not be construed to be a waiver of such term or condition or acquiescence by FFB in any failure on the part of Borrower to comply with or satisfy such term or condition.

Section 13.6  Rights Confined to Parties.

Nothing expressed or implied herein is intended or shall be construed to confer upon, or to give to, any Person other than FFB, the Borrower, and the Secretary, and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises, and agreements contained herein shall be for the sole and exclusive benefit of FFB, the Borrower, and the Secretary, and their respective successors and permitted assigns.

Section 13.7  Governing Law.

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality.  To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

Section 13.8  Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.9  Headings.

The descriptive headings of the various articles, sections, and subsections of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

Section 13.10  Counterparts.

This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, FFB, the Borrower, and the Secretary have each caused this Agreement to be executed as of the day and year first above mentioned.

FEDERAL FINANCING BANK
(“FFB”)

Signature:	/s/ Gary Grippo
Name:	Gary Grippo
Title:	Vice President and Treasurer

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)
(the “Borrower”)

Signature:	/s/ Elizabeth B. Higgins
Name:	Elizabeth B. Higgins
Title:	Executive Vice President and Chief Financial Officer

THE SECRETARY OF ENERGY
(the “Secretary”)

Signature:	/s/ John Sneed
Name:	John Sneed
Title:	Executive Director
Loan Programs Office

SCHEDULE I

to

NOTE PURCHASE AGREEMENT

by and among

the Federal Financing Bank,

Oglethorpe Power Corporation

(An Electric Membership Corporation),

and the Secretary of Energy

1.                                      “Borrower State” means the State of Georgia.

2.                                      “Loan Guarantee Agreement” means the Amended and Restated Loan Guarantee Agreement dated as of March 22, 2019, among Oglethorpe Power Corporation (An Electric Membership Corporation), as Borrower, the U.S. Department of Energy, as guarantor, as such agreement may be amended, supplemented, and restated from time to time in accordance with its terms.

3.                                      “Loan Commitment Amount” means $1,619,679,706.

4.                                      “Project State” means the State of Georgia.

5.                                      “Security Instruments” means, collectively, (i) the Loan Guarantee Agreement, and (ii) the “Security Documents” (as that term is defined in the Loan Guarantee Agreement), as such agreements and documents may be amended, supplemented, and restated from time to time in accordance with their respective terms.

SCHEDULE II

to

NOTE PURCHASE AGREEMENT

by and among

the Federal Financing Bank,

Oglethorpe Power Corporation

(An Electric Membership Corporation),

and the Secretary of Energy

None.

EXHIBIT A

TO

NOTE PURCHASE AGREEMENT

FORM

OF

ADVANCE REQUEST

ADVANCE REQUEST

****************************************************************

PLEASE REFER TO DEPARTMENT OF ENERGY (DOE) REGULATIONS AND INSTRUCTIONS FOR A DESCRIPTION OF (1) ANY OTHER FORMS AND MATERIALS THAT DOE REQUIRES TO BE SUBMITTED IN CONNECTION WITH EACH ADVANCE REQUEST, AND (2) THE TIME LIMITS FOR SUBMITTING THOSE FORMS AND MATERIALS AND THIS ADVANCE REQUEST TO DOE.

PLEASE DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS ADVANCE REQUEST FORM TO THE DOE CONTACT OFFICE INDICATED BELOW.

WHEN COMPLETED, PLEASE DELIVER THIS FORM (TOGETHER WITH ALL OTHER FORMS AND MATERIAL REQUIRED BY DOE) TO DOE AT THE ADDRESS OF THE DOE CONTACT OFFICE INDICATED BELOW:

United States Department of Energy

Loan Guarantee Program

1000 Independence Avenue, SW

Washington, DC  20585

Attention:                                         Director, Portfolio Management

Telephone No.                 (202) 287-6738

Facsimile No.                     (202) 287-5816

Email Address                  lpo.portfolio@hq.doe.gov

****************************************************************

Chief Financial Officer

Federal Financing Bank

Reference is made to the following-described Future Advance Promissory Note (the “Note”) payable to the Federal Financing Bank (“FFB”), which is guaranteed by the Secretary of Energy (the “Secretary”):

NAME OF BORROWER (the “Borrower”):

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)(1)

FFB NOTE IDENTIFIER:	(2)

The undersigned, as an authorized official of the Borrower, hereby requests FFB to make an advance of funds (“this Advance”) under, pursuant to, and in accordance with the applicable terms of the Note.

The undersigned further requests that this Advance be made as follows:

1.              REQUESTED ADVANCE AMOUNT:

The principal amount of this Advance is requested to be

$                             .(3)

2.              REQUESTED ADVANCE DATE:

This Advance is requested to be made on:

                               .(4)

(1)         Insert the corporate name of the Borrower.  If the corporate name of the Borrower at the time of this Advance is different from the corporate name that appears on page 1 of the Note, add “(formerly                  )”, and insert in this second blank the corporate name of the Borrower as it appears on page 1 of the Note.

(2)         Insert the “Note Identifier” that FFB assigned to the Note (as provided in the Note Purchase Agreement).

(3)         Insert the particular amount of funds that the Borrower requests to be advanced.

(4)         Insert the particular calendar date that the Borrower requests to be date on which this Advance is to be made, which must be a Business Day.

3.              WIRE INSTRUCTIONS:

Funds in an amount equal to the Requested Advance Amount are requested to be disbursed by electronic funds transfer to the following account(s):

(IF MORE THAN ONE PAYEE IS TO BE PAID FROM

THE REQUESTED ADVANCE AMOUNT,

PROVIDE THE INFORMATION BELOW FOR EACH PAYEE).

$

A.  Correspondent bank (if any) for payee’s bank:

Name of financial institution

Address of financial institution

ABA number of financial institution	.

B.  Payee’s bank and account:

Name of financial institution

Address of financial institution

ABA number of financial institution

Account name

Account number

Taxpayer ID number

4.              MATURITY DATE                                                                                                                                              (5)

The undersigned certifies that the undersigned has been authorized to execute this Advance Request on behalf of the Borrower and to deliver it to Secretary for review and approval before being forwarded to FFB, and that this authority is valid and in full force and effect on the date hereof.

(5)         Insert the Maturity Date.

IN WITNESS WHEREOF, the undersigned has executed this Advance Request and caused it to be delivered to the Secretary for review and approval before being forwarded to FFB.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Signature:

Print Name:

Title:

Date:

ADVANCE REQUEST APPROVAL NOTICE

Notice is hereby given to FFB that the preceding Advance Request made by the Borrower identified therein has been approved by or on behalf of the Secretary of Energy for purposes of the Note identified therein.

SECRETARY OF ENERGY
FOR ACCOUNTING USE ONLY:	acting through his or her duly authorized designate

DOE Budget Account Number

Signature:

Print Name:

Title:

Date:

EXHIBIT B

TO

NOTE PURCHASE AGREEMENT

FORM

OF

CERTIFICATE SPECIFYING

AUTHORIZED BORROWER SIGNATORIES

CERTIFICATE SPECIFYING

AUTHORIZED BORROWER SIGNATORIES

Federal Financing Bank

Main Treasury Building

1500 Pennsylvania Avenue, NW

Washington, DC  20220

Reference is made to the Note Purchase Agreement dated as of March 22, 2019 (the “Note Purchase Agreement”), among the Federal Financing Bank (“FFB”), Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Borrower”), and the Secretary of Energy.  Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Note Purchase Agreement.

This Certificate Specifying Authorized Borrower Signatories is delivered to FFB pursuant to section 4.1(c) of the Note Purchase Agreement.

The undersigned, on behalf of the Borrower, hereby certifies that:

a.     each of the individuals named below is the duly qualified and incumbent official of the Borrower holding the position title set out opposite the respective individual’s name;

b.     each of the individuals named below is authorized to execute and deliver Advance Requests from time to time on behalf of the Borrower; and

c.     the signature of each such individual set out opposite the respective individual’s name and title is the genuine signature of such individual:

Name	Title	Signature

Michael L. Smith	President and Chief Executive Officer

Elizabeth B. Higgins	Executive Vice President and Chief Financial Officer

Anne F. Appleby	Vice President, Treasurer

The undersigned certifies that the undersigned has been given the authority to execute this Certificate Specifying Authorized Borrower Signatories on behalf of the Borrower and to deliver it to FFB, and that this authority is valid and in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate Specifying Authorized Borrower Signatories and caused it to be delivered to FFB.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Signature:

Print Name:	Elizabeth B. Higgins

Title:	Executive Vice President and Chief Financial Officer

Date:	March 22, 2019

EXHIBIT C

TO

NOTE PURCHASE AGREEMENT

FORM

OF

NOTE

FOR FFB USE ONLY

Note Identifier:

Purchase Date:

Note Date	March 22, 2019

Place of Issue	Washington, DC

Last Day for an Advance (¶3)	November 30, 2023

Maximum Principal Amount (¶4)	$1,619,679,706

Maturity Date (¶5)	February 20, 2044

Payment Dates (¶7)	February 20, May 20, August 20, & November 20 of each year

First Principal Payment Date (¶8)	February 20, 2020

Loan Guarantee Agreement (¶21)

Amended and Restated Loan Guarantee Agreement, dated as of the Note Date, between Oglethorpe Power Corporation (An Electric Membership Corporation), as Borrower, and U.S. Department of Energy, as Guarantor

FUTURE ADVANCE PROMISSORY NOTE

1.                                      Promise to Pay.

FOR VALUE RECEIVED, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), a Georgia corporation (the

“Borrower”, which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK (“FFB”), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Note, being the “Holder”), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an “Advance” and more than one such amounts being “Advances”).

2.                                      Reference to Certain Agreements.

(a)  Program Financing Agreement.  This Note is one of the “Notes” referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 2, 2009, made by and between FFB and the Secretary of Energy, acting through the Department of Energy (the “Secretary”) (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Program Financing Agreement”).

(b)  Note Purchase Agreement.  This Note is the “Note” referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Note Purchase Agreement”).

3.                                      Advances; Advance Requests; Last Day for Advances.

(a)  Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an “Advance Request”), completed as prescribed in the Note Purchase Agreement; provided, however, that no Advance may be made under this Note after the particular date specified on page 1 of this Note as being the “Last Day for an Advance.”

(b)  To be effective, an Advance Request must first be delivered to the Secretary for approval and be approved by or on behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary’s approval thereof, must be received by FFB on or before (i) the third Business Day, for an Advance Request less than $500,000,000, (ii) the fifth Business Day, for an Advance Request equal to or greater than $500,000,000 but less than $2,000,000,000, or (iii) the tenth Business Day, for an Advance Request equal to or greater than $2,000,000,000 before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c)  The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower’s request for an Advance under this Note and the Secretary’s approval of that Advance Request.

(d)  The Borrower hereby agrees that each Advance made by FFB in accordance with a Secretary-approved Advance Request delivered to FFB shall reduce, by the amount of the respective Advance made, FFB’s remaining commitment to make Advances under this Note.

4.                                      Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the “Maximum Principal Amount” (such amount being the “Maximum Principal Amount”).

5.                                      Maturity Date.

This Note, and each Advance made hereunder, shall mature on the particular date specified on page 1 of this Note as the “Maturity Date” (such date being the “Maturity Date”).

6.                                      Computation of Interest on Each Advance.

(a)  Subject to paragraphs 11 and 14 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b)  Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c)  The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) (12 U.S.C. § 2285(b)) of the Federal Financing Bank Act of 1973 (Pub. L. No. 93-224, 87 Stat. 937, codified at 12 U.S.C. § 2281 et seq.), as amended (the “FFB Act”), and shall be equal to three-eighths of 1 percent per annum (0.375%) over the current average yield on outstanding marketable obligations of the United States of comparable maturity, as determined by the Secretary of the Treasury; provided, however, that the shortest maturity used as the basis for any interest rate determination shall be the remaining maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

7.                                      Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular dates specified on page 1 of this Note as “Payment Dates” (each such date being a “Payment Date”), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Final Maturity Date of such Advance.

8.                                      Payment of Principal.

(a) The principal amount of each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the “First Principal Payment Date”

on page 1 of this Note (such date being the “First Principal Payment Date”), and shall be due on each Payment Date to occur thereafter until the principal of the respective Advance is repaid in full on or before the Maturity Date.

(b)  With respect to each Advance, the amount of principal, due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Maturity Date shall be, in each case, an installment that is equal to the product of:

(1)         the sum of the outstanding principal amount of the respective Advance, determined as of the day immediately preceding the First Principal Payment Date;

times

(2)         the particular percentage specified for the respective date on the payment schedule attached as Schedule A to this Note,

and shall be sufficient, when added to all other such installments of principal to repay the principal amount of the respective Advance in full on the Maturity Date.

(c)  In the event that an Advance is made after the First Principal Payment Date, the amount of principal due with respect to such Advance on the first Payment Date to occur after the date on which Advance is made shall be an amount that is equal to the product of:

(1)         the principal amount of the Advance on the day the Advance is made;

times

(2)         the sum of:

(A)                     the particular percentage specified for such Payment Date on the payment schedule attached as Schedule A to this Note; and

(B)                     the respective percentage or percentages, if any, specified for each date on the payment schedule that occurred before such Payment Date;

and shall be sufficient, when added to all other such installments of principal to repay the principal amount of the respective Advance in full on the Final Maturity Date.

9.                                      Business Days.

(a)  Whenever any Payment Date or the Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date or the Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a “Business Day”).

(b)  In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

(c)  In the case of the Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on the Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10.                               Manner of Making Payments.

(a)  For so long as FFB is the Holder of this Note, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of the Secretary) maintained at the Federal Reserve Bank of New York in the manner described below:

U.S. Treasury Department

ABA No. 0210-3000-4

TREAS NYC/CTR/BNF=89000001

OBI=LGPO Oglethorpe Power Corporation (An Electric Membership Corporation) Loan #1347

provided, however, that a payment made in the manner described above shall not discharge any portion of a payment obligation under this Note, or be applied as provided in paragraph 13 of this Note, until the payment has been received and credited to the subaccount of FFB (within the account of the United States Treasury maintained at the Federal Reserve Bank of New York) specified by FFB in a written notice to the Secretary, or to such other account as may be specified from time to time by FFB in a written notice to the Secretary.

(b)  In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11.                               Late Payments.

(a)  In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an “Overdue Amount”), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the “Late Charge”) computed in accordance with this subparagraph (a):

(1)  The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2)  The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(3)  The Late Charge shall accrue at a rate (the “Late Charge Rate”) equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills.

(4)  The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount.  In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a).  For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b)  Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12.                               Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Maturity Date shall be due and payable on the Maturity Date.

13.                               Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 15 of this Note, then to the payment of premiums (if any) payable under paragraph 14 of this Note, then to the payment of accrued interest, and then on account of outstanding principal.

14.                               Prepayments.

(a)  The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 14 (each such election being a “Prepayment Election”).

(b)  The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) and to the Secretary written notification of each Prepayment Election (each such notification being a “Prepayment Election Notice”), specifying:

(1)         the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2)         the particular date on which the Borrower intends to prepay the respective Advance (such date being the “Intended Prepayment Date” for the respective Advance), which date must be a Business Day; and

(3)         the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A)  the total outstanding principal amount of such Advance; or

(B)  an amount less than the total outstanding principal amount of such Advance (any such amount being a “Portion”).

(c)  To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

(d)  The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the “Prepayment Price” for such Advance or Portion) determined as follows:

(1)  in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A)  the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date; and

(B)  all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2)  in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion’s pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3)  in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

(e)  Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f)  Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1)   the prepayment is made to satisfy the Borrower’s obligation to make a mandatory prepayment under the “Security Instruments” (as that term is defined in paragraph 20 of this Note); and

(2)   the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to application to outstanding principal, such Prepayment Price shall be applied to installments of principal in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(1)   The amounts of the scheduled installments of principal that will be due after such partial prepayment shall be equal to the amounts of the scheduled installments of principal that were due in accordance with the payment schedule that applied to such Advance immediately before such partial prepayment.

(2)   The scheduled installments of principal shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance, and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

15.                               Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a)  The Borrower may rescind any Prepayment Election made in accordance with paragraph 14 of this Note, but only in accordance with this paragraph 15.

(b)  The Borrower shall deliver to FFB, with a copy to the Secretary, written notification of each rescission of a Prepayment Election (each such notification being an “Election Rescission Notice”) specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular “Advance Identifier” (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement).  The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c)  To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d)  In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 14 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 15, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 14(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

16.                               Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

17.                               Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

18.                               Effective Until Paid.

Subject to section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

19.                               Secretary’s Guarantee of Note.

Upon execution of the guarantee in the form of the Secretary’s Guarantee attached as Exhibit G to the Note Purchase Agreement (the “Guarantee”), the payment by the Borrower of all amounts due and payable under this Note, when and as due, shall be guaranteed by the United States of America, acting through the Secretary, pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.).  In consideration of the Guarantee, the Borrower promises to the Secretary to make all payments due under this Note when and as due.

20.                               Security Instruments.

This Note is permitted to be executed and delivered by, and is entitled to the benefits and security of, the “Security Instruments” (as defined in the Note Purchase Agreement), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment of and performance of certain obligations owed to the Secretary, as set forth in the Security Instruments.  For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement, the Note Purchase Agreement, and the Guarantee, the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

21.                               Guarantee Payments; Reimbursement.

If the Secretary makes any payment, pursuant to the Guarantee, of any amount due and payable under this Note, each and every such payment so made shall be deemed to be a payment hereunder; provided, however, that no payment by the Secretary pursuant to the Guarantee shall be considered a payment for purposes of determining the existence of a failure by the Borrower to perform its obligation to the Secretary to make all payments under this Note when and as due.  The Secretary shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment pursuant to the Guarantee and as provided in the particular agreement specified on page 1 of this Note as the “Loan Guarantee Agreement” between the Borrower and the United States of America, acting through the Secretary, to evidence the Borrower’s obligation to reimburse the Secretary for payment made by the Secretary pursuant to the Guarantee.

22.                               Default and Enforcement.

(a)  In case of a default by the Borrower under this Note or the occurrence of an “Event of Default” (as defined in the Security Instruments), then, in consideration of the obligation of the Secretary under the Guarantee, the Secretary, in the name of the Secretary or the United States of America, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to (i) enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Guarantee; (ii) accelerate (as provided in paragraph 23); (iii) compromise or otherwise negotiate with the Borrower (but not affecting amounts due and payable to the Holder under this Note and the Guarantee); (iv) bring suit against or foreclose upon any or all of the security interests granted by the Borrower; and (v) to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

(b)  The Borrower acknowledges that FFB has agreed in the Note Purchase Agreement that, in consideration of the Guarantee, the Secretary shall have the sole authority (vis-à-vis FFB), in the case of a default by the Borrower under this Note or the occurrence of an Event of Default under the Security Instruments, in respect of acceleration (as provided in paragraph 23), the exercise of other remedies available hereunder or under the Note Purchase Agreement, and the disposition of sums or property recovered.

23.                               Acceleration.

Upon the occurrence and continuation of a default by the Borrower under this Note or an Event of Default under the Security Instruments, the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments, may declare the entire unpaid principal amount of this Note, all interest thereon, and all other amounts payable under this Note, and upon such declaration such amounts shall become, due and payable to the Secretary.

24.                               Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, the Federal law and not the law of any state or locality.  To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

25.                               Schedule A Incorporated.

Schedule A is an integral part of this Note and is incorporated herein by reference.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

By:

Signature:
	Print Name:	Elizabeth B. Higgins
	Title:	Executive Vice President and Chief Financial Officer

Attest:

	Signature:	(SEAL)
	Print Name:	Jo Ann Smith
	Title:	Assistant Secretary

SCHEDULE A

PAYMENT SCHEDULE FOR

PRINCIPAL OF

EACH OUTSTANDING ADVANCE

Payment Date (month/day/year)	Principal Payments (%)
5/20/2019	0.000%
8/20/2019	0.000%
11/20/2019	0.000%
2/20/2020	0.559%
5/20/2020	0.570%
8/20/2020	0.577%
11/20/2020	0.580%
2/20/2021	0.586%
5/20/2021	0.600%
8/20/2021	0.603%
11/20/2021	0.606%
2/20/2022	0.613%
5/20/2022	0.628%
8/20/2022	0.631%
11/20/2022	0.635%
2/20/2023	0.642%
5/20/2023	0.657%
8/20/2023	0.661%
11/20/2023	0.665%
2/20/2024	0.672%
5/20/2024	0.685%
8/20/2024	0.692%
11/20/2024	0.697%
2/20/2025	0.705%
5/20/2025	0.719%
8/20/2025	0.724%
11/20/2025	0.729%
2/20/2026	0.738%
5/20/2026	0.752%
8/20/2026	0.758%
11/20/2026	0.764%
2/20/2027	0.773%

Payment Date (month/day/year)	Principal Payments (%)
5/20/2027	0.787%
8/20/2027	0.794%
11/20/2027	0.800%
2/20/2028	0.810%
5/20/2028	0.822%
8/20/2028	0.832%
11/20/2028	0.839%
2/20/2029	0.849%
5/20/2029	0.863%
8/20/2029	0.870%
11/20/2029	0.878%
2/20/2030	0.889%
5/20/2030	0.903%
8/20/2030	0.912%
11/20/2030	0.920%
2/20/2031	0.931%
5/20/2031	0.945%
8/20/2031	0.955%
11/20/2031	0.965%
2/20/2032	0.976%
5/20/2032	0.989%
8/20/2032	1.000%
11/20/2032	1.011%
2/20/2033	1.023%
5/20/2033	1.036%
8/20/2033	1.047%
11/20/2033	1.059%
2/20/2034	1.072%
5/20/2034	1.085%
8/20/2034	1.097%
11/20/2034	1.110%
2/20/2035	1.123%
5/20/2035	1.136%
8/20/2035	1.149%
11/20/2035	1.164%
2/20/2036	1.177%

Payment Date (month/day/year)	Principal Payments (%)
5/20/2036	1.190%
8/20/2036	1.204%
11/20/2036	1.219%
2/20/2037	1.234%
5/20/2037	1.245%
8/20/2037	1.262%
11/20/2037	1.279%
2/20/2038	1.294%
5/20/2038	1.304%
8/20/2038	1.322%
11/20/2038	1.341%
2/20/2039	1.357%
5/20/2039	1.366%
8/20/2039	1.385%
11/20/2039	1.406%
2/20/2040	1.422%
5/20/2040	1.434%
8/20/2040	1.451%
11/20/2040	1.473%
2/20/2041	1.490%
5/20/2041	1.498%
8/20/2041	1.522%
11/20/2041	1.545%
2/20/2042	1.564%
5/20/2042	1.570%
8/20/2042	1.595%
11/20/2042	1.621%
2/20/2043	1.640%
5/20/2043	1.645%
8/20/2043	1.672%
11/20/2043	1.700%
2/20/2044	1.711%

EXHIBIT D

TO

NOTE PURCHASE AGREEMENT

FORM

OF

OPINION OF BORROWER’S COUNSEL

re:

BORROWER INSTRUMENTS

[Eversheds Sutherland letterhead]

March 22, 2019

Federal Financing Bank

Main Treasury Building

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Ladies and Gentlemen:

We have acted as counsel for Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Borrower”) in connection with its execution and delivery of (i) the Note Purchase Agreement, dated as of March 22, 2019, among the Federal Financing Bank (“FFB”), the Borrower and DOE (the “Note Purchase Agreement”) and (ii) the Future Advance Promissory Note (the “Note”), dated March 22, 2019, in the face principal amount of $1,619,679,706.

This opinion letter is delivered to you pursuant to Section 4.1(b) of the Note Purchase Agreement.

Each capitalized term used and not otherwise defined in this opinion letter has the same meaning as it has as a capitalized term in the Note Purchase Agreement.

For purposes of this opinion, we have examined executed originals of each of the following documents (such documents being, collectively, the “Borrower’s Instruments”):

1.                                      The Note Purchase Agreement; and

2.                                      The Note.

We have also examined the following:

1.                                      The Articles of Incorporation and Bylaws of the Borrower, in each case as amended and in effect at the time of the authorization of, and the execution and delivery by the Borrower of, the Borrower’s Instruments;

2.                                      Certified resolutions of the Board of Directors of the Borrower evidencing the corporate proceedings taken to authorize the execution, delivery and performance by the Borrower of the Borrower’s Instruments;

3.                                      The certificate of existence issued by the Georgia Secretary of State, dated March    , 2019 (the “State Certificate”);

4.                                      An original certificate of the Executive Vice President and Chief Financial Officer of the Borrower, dated as of even date herewith (the “Financial Certificate”), certifying that the agreements and instruments identified in the Financial Certificate represent all obligations of the Borrower for borrowed money and all agreements under which any such obligation is outstanding;

5.                                      Originals, or copies identified to our satisfaction, of the agreements and instruments identified in the Financial Certificate; and

6.                                      The original Incumbency Certificate of the Borrower attached as Exhibit B-3 to the Borrower Certificate, dated as of even date herewith, delivered to the Department of Energy pursuant to Section 4.1.14(a) of the Loan Guarantee Agreement (the “Incumbency Certificate”).

As to matters of fact relevant to the opinions in this opinion letter, we have relied on statements of fact made in the Borrower’s Instruments, the State Certificate, the Financial Certificate and the Incumbency Certificate, without any independent investigation or inquiry.  We have assumed that all documents identified in the Financial Certificate that purport to be governed by laws other than federal law, laws of the State of New York or laws of the State of Georgia are governed by the laws of the State of Georgia.

Based on and subject to the foregoing and also subject to all of the assumptions, qualifications and other matters set forth in this opinion letter, we are of the opinion that:

1.                                      Based solely on the State Certificate (which we have assumed remains accurate on the date of this opinion letter), the Borrower is a corporation validly existing and in good standing under the Georgia Electric Membership Corporation Act.

2.                                      The Borrower has corporate power and authority to conduct the wholesale electric service business in which it is engaged and to execute and deliver, and perform its obligations under, each of the Borrower’s Instruments.

3.                                      The Borrower has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, each of the Borrower’s Instruments.

4.                                      Each of the Borrower’s Instruments has been duly executed and delivered by the Borrower.

5.                                      Each of the Borrower’s Instruments constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity.

6.                                      Except for approvals that have been obtained and notices and filings with the Rural Utilities Service that have been delivered or made, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, each of the Borrower’s Instruments does not require approval from, notice to or any filings with, any governmental authority under any federal law of the United States or any law of the State of Georgia.

7.                                      The execution and delivery by the Borrower of the Borrower’s Instruments do not, and the performance by the Borrower of its obligations under the Borrower’s Instruments will not:

a.              result in a violation of the Borrower’s Articles of Incorporation or Bylaws;

b.              breach or result in a default under any provision of any agreement or instrument identified in the Financial Certificate; provided, however, that with respect to any breach or default under any such agreement (i) involving financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance with such provision, (ii) a breach or default of which is dependent upon whether a “material adverse event” or similar circumstance has occurred, or (iii) involving any statement or writing that may constitute parol evidence bearing on interpretation or construction, our opinion in this paragraph 7.b. is based solely on the representation of the Borrower in Section 8.7 of the Note Purchase Agreement; or

c.               violate either (i) assuming the Borrower’s compliance with the covenants in the Loan Guarantee Agreement as to the application of proceeds, Regulations T, U or X of the Board of Governors of the Federal Reserve Board or (ii) any federal law of the United States, any law of the State of New York or any law of the State of Georgia.

The following does not constitute a legal opinion, and is merely a limited confirmation of certain factual information.  To the current actual knowledge of the partner signing this letter (after (1) inquiry only of other lawyers and paralegals in this firm who have charged time to the

Borrower since March 22, 2018, and (2) review of the Borrower’s Instruments), except as disclosed in Schedule II to the Note Purchase Agreement, there is no litigation or other proceeding pending, or threatened in writing, against the Borrower before any Governmental Authority which challenges the validity as to the Borrower or enforceability against the Borrower of any of the Borrower’s Instruments, or seeks to enjoin the performance by the Borrower of its obligations under any of the Borrower’s Instruments.

This opinion letter has been prepared, and shall be interpreted, following customary practice as set forth in the New York TriBar Opinion Committee’s reports published in The Business Lawyer (collectively, the “TriBar Opinion Committee’s reports”).

The opinions in this opinion letter are limited to (i) the federal law of the United States, (ii) the laws of the State of New York and (iii) the laws of the State of Georgia.

We express no opinion with respect to the laws of any other jurisdiction or as to any matters arising under, or the effect of any of, the following: (a) the Foreign Corrupt Practices Act; the Trading with the Enemy Act; any foreign assets control regulations of the United States Treasury Department; the USA Patriot Act; Executive Order No. 13,224 (“Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit, or Support Terrorism”) and similar laws and executive orders; (b) the Atomic Energy Act of 1954; (c) the Cargo Preference Act of 1954; (d) Section 1702(k) of Title XVII of the Energy Policy Act of 2005 (“Title XVII”) or (e) as provided in the TriBar Opinion Committee’s reports, other laws customarily understood to be excluded from legal opinion letters of this type without expressly stating that they are excluded.

For purposes of the opinions in this opinion letter (and without excluding other assumptions that the TriBar Committee’s reports provide are customarily understood to be included in legal opinion letters of this type without expressly stating them in the opinion letter), we have assumed that the project being financed with the proceeds of the Note meets the requirements of Section 1703(a) of Title XVII and constitutes an “advanced nuclear facility” under Section 1703(b)(4) of Title XVII.

We also express no opinion as to any of the following or as provided in the New York TriBar Opinion Committee’s reports, any other matters customarily understood to be excluded from legal opinion letters of this type without expressly stating that they are excluded:

(a)                                 Provisions that purport to (i) determine, or waive objections to, the forum, venue or jurisdiction of any particular court or other governmental authority, (ii) waive or consent to service of process requirements or (iii) waive rights to trial by jury;

(b)                                 Waivers or advance consents that have the effect of waiving (i) legal or equitable defenses (including the obligations of good faith, fair dealing, diligence and reasonableness), (ii) rights to certain damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to the marshaling of assets or similar requirements, (vi) rights to notice or the opportunity to cure failures to perform, (vii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the applicable statute, regulation or constitution explicitly permits their waiver, and (viii) other benefits to the extent they cannot be waived under applicable law;

(c)                                  The effect or availability of equitable remedies;

(d)                                 Provisions in the Borrower’s Instruments imposing (i) liquidated damages or (ii) other payments in excess of actual damages, to the extent any such payments are deemed to be penalties or forfeitures;

(e)                                  The enforceability in certain circumstances of provisions deemed to impose penalties or forfeitures; and

(f)                                   Either the effect of rules of law that may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange or any severability or reformation provisions.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise you or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

This opinion letter is (a) delivered to you solely for your benefit in connection with the closing of, and initial funding under, the Note Purchase Agreement and may be relied upon only by you in connection with such transactions and may not be relied upon by you for any other purpose; (b) may not be relied on by, or furnished to, any other person or entity without our prior written consent; and (c) may not be quoted, published or otherwise disseminated, without in each instance our prior written consent.

Very truly yours,

Eversheds Sutherland (US) LLP

By:
Dorothy B. Franzoni, a partner

EXHIBIT E

TO

NOTE PURCHASE AGREEMENT

FORM

OF

OPINION OF SECRETARY’S COUNSEL

re:

SECRETARY’S GUARANTEE

March 22, 2019

Federal Financing Bank

Main Treasury Building

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

U.S. Department of Energy

Loan Guarantee Program — Loan No.  1347

Ladies and Gentlemen:

As the          General Counsel of the United States Department of Energy (the “Department”), I am familiar with the Secretary’s Guarantee dated as of March 22, 2019 (the “Secretary’s Guarantee”) issued by the Secretary of Energy (the “Secretary”) relating to the Future Advance Promissory Note dated as of March 22, 2019, issued by Oglethorpe Power Corporation (An Electric Membership Corporation), payable to the Federal Financing Bank in the maximum principal amount of $1,619,679,706, pursuant to the Note Purchase Agreement dated as of March 22, 2019 (the “Note Purchase Agreement”) by and among the Federal Financing Bank, Oglethorpe Power Corporation (An Electric Membership Corporation), as the borrower, and the Secretary of Energy, acting through the Department.

For purposes of rendering this opinion, I (or members of my staff) have reviewed (i) Title XVII of the Energy Policy Act of 2005, Pub. L. No. 109-58, as amended, including without limitation as amended by Section 406 of the American Recovery and Reinvestment Act of 2009, Pub. L. No.111-5 (“Title XVII”), and the regulations promulgated thereunder, (ii) executed originals of the Secretary’s Guarantee, (iii) an executed original of the Note Purchase Agreement, and (iv) originals, or copies certified or otherwise identified to our satisfaction, of such other agreements, instruments, certificates, records, and other documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

This opinion is delivered to you pursuant to section 4.2(c) of the Note Purchase Agreement.

Based on the foregoing and upon such further investigation as we have deemed necessary, I am of the opinion that:

1.                                      The execution and delivery of the Secretary’s Guarantee by the Secretary, the consummation by the Department of the transactions contemplated thereby, and the performance by the Department of the Secretary’s obligations thereunder are authorized by applicable law.

2.                                      The Secretary’s Guarantee has been executed and delivered by the Secretary.

3.                                      Pursuant to the Note Purchase Agreement, the obligation of the United States of America to pay amounts due and payable under the Secretary’s Guarantee when such amounts become due and payable in accordance with its terms, constitutes the absolute obligation of the United States of America, against which no offset may be made by the United States of America in discharge of its obligation to make these payments.

4.                                      Pursuant to section 1702(j) of Title XVII, the full faith and credit of the United States is pledged to the payment of all amounts due and payable under the Secretary’s Guarantee with respect to principal and interest.

Sincerely,

General Counsel

EXHIBIT F

TO

NOTE PURCHASE AGREEMENT

FORM

OF

SECRETARY’S CERTIFICATE

SECRETARY’S CERTIFICATE

Federal Financing Bank

Main Treasury Building

1500 Pennsylvania Avenue, NW

Washington, DC  20220

Reference is made to:

(a) the Program Financing Agreement dated as of September 2, 2009, made by and between the Federal Financing Bank (“FFB”) and the Secretary of Energy (the “Secretary”) (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the “Program Financing Agreement”);

(b) the Note Purchase Agreement dated as of March 22, 2019 (the “Note Purchase Agreement), made by and among FFB, Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Borrower”), and the Secretary; and

(c) Future Advance Promissory Note dated as of March 22, 2019 (“Note”), issued by the Borrower payable to FFB in the maximum principal amount of $1,619,679,706.

Pursuant to section 3.3.1(d) of the Note Purchase Agreement, the undersigned hereby certifies the following:

1.                                      I am the Executive Director, Loan Programs Office, U.S. Department of Energy.

2.                                      I have been given the authority to execute this Certificate on behalf of the Secretary, and to deliver it to FFB, and that this authority is valid and in full force and effect as of the date hereof.

3.                                      I am furnishing this certificate to FFB with the intent that it be relied upon by FFB as a basis for taking or withholding action under the Note Purchase Agreement.

4.                                      A duly authorized designate of the Secretary has duly executed a guarantee, dated March 22, 2019 (the “Secretary’s Guarantee”), relating to the Note.

5.                                      The executed Secretary’s Guarantee conforms exactly to the form of “Secretary’s Guarantee” prescribed in the Note Purchase Agreement.

6.                                      The Department of Energy, as compliance agent for FFB under the Program Financing Agreement, has received from the Borrower both the certifications regarding lobbying that is required to be filed by recipients of federal loans, in the form of certificate set forth in Appendix A to 31 C.F.R. Part 21 and, if required under 31 C.F.R. Part 21, the disclosure forms to report lobbying, in the form of disclosure form set forth in Appendix B to 31 C.F.R. Part 21.  The Department of Energy Loan Programs Office retains custody of the executed original certificates (and, if applicable, disclosure forms) as agent for FFB under the terms of the Program Financing Agreement, subject to delivery of actual possession of the original certificate (and, if applicable, disclosure form) to FFB or its designate upon request by FFB or its designate.

7.                                      The Borrower has certified to the Department of Energy that the Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America and that the Borrower does not have an outstanding debt (other than a debt under the Internal Revenue Code of 1986) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. § 285.13(d).

IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused it to be delivered to FFB.

SECRETARY OF ENERGY
acting through his or her
duly authorized designate

Signature:
Name:	John Sneed
Title:	Executive Director
Loan Programs Office
Date:	March 22, 2019

EXHIBIT G

TO

NOTE PURCHASE AGREEMENT

FORM

OF

SECRETARY’S GUARANTEE

SECRETARY’S GUARANTEE

The United States of America, acting through the Secretary of Energy (“Secretary”), hereby guarantees to the Federal Financing Bank, its successors and assigns (“FFB”), all payments of principal, interest, capitalized interest, premium (if any), and late charges (if any), when and as due in accordance with the terms of the note dated March 22, 2019, issued by Oglethorpe Power Corporation (An Electric Membership Corporation)(the “Borrower”) payable to FFB in the maximum principal amount of $1,619,679,706, to which this Secretary’s Guarantee is attached (such note being the “Note”), with interest on the principal and capitalized interest until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by the Secretary of any sums or property from its enforcement of its remedies for the Borrower’s default.

This Secretary’s Guarantee is issued pursuant to Title XVII of the Energy Policy Act of 2005, as amended (42 U.S.C. § 16511 et seq.), section 6 of the Federal Financing Bank Act of 1973 (12 U.S.C. § 2285), and the Note Purchase Agreement dated as of March 22, 2019, among FFB, the Borrower, and the Secretary.

UNITED STATES OF AMERICA

By:
Name:	John Sneed
Title:	Executive Director
Loan Programs Office
Department of Energy
Date:	March 22, 2019